Registration No. 333-

As filed with the Securities and Exchange Commission on March ________, 2008

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Foot Locker, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York		13-3513936
(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)		Identification No.)

112 West 34th Street, New York, NY	10120
(Address of Principal Executive Offices)	(Zip Code)

Foot Locker 401(k) Plan
(Full title of the plan)

Gary M. Bahler, General Counsel,
Foot Locker, Inc., 112 West 34th Street, New York, NY 10120
(Name and address of agent for service)

(212) 720-3700
(Telephone Number, Including Area Code, of Agent for Service)

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price	offering	registration
registered	registered (1)	per share (2)	price	fee
Common Stock,	750,000	$10.755	$8,066,250	$317.00
$.01 par value	Shares

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) In accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee, the maximum offering price per unit is based on the average of the high and low prices of Registrant's common stock as reported on the Composite Tape for New York Stock Exchange Listed Stocks on March 17, 2008.

REGISTRATION OF ADDITIONAL SECURITIES

     The contents of the Registrant’s Form S-8 Registration Statements No. 333-33120 and 33-97832 relating to the Foot Locker 401(k) Plan are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

      The exhibits filed as part of or incorporated by reference in this Registration Statement are listed in the Index of Exhibits that begins on Page 4.

SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 14, 2008.

FOOT LOCKER, INC.

By:/s/ Matthew D. Serra Matthew D. Serra Chairman of the Board and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 14, 2008.

Signature	Title

/s/ Matthew D. Serra	Director, Chairman and
Matthew D. Serra	Chief Executive Officer

/s/ Robert W. McHugh	Senior Vice President and
Robert W. McHugh	Chief Financial Officer

/s/ Giovanna Cipriano	Vice President and Chief
Giovanna Cipriano	Accounting Officer

Nicholas DiPaolo *	Director
Alan D. Feldman *	Director
Jarobin Gilbert, Jr. *	Director
Matthew M. McKenna *	Director
James E. Preston *	Director
David Y. Schwartz *	Director
Christopher A. Sinclair *	Director
Cheryl N. Turpin *	Director
Dona D. Young *	Director

*	Matthew D. Serra, by signing his name hereto, is also signing as attorney-in-fact for the named directors.

FOOT LOCKER, INC.

INDEX OF EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

4.1	The rights of holders of the Registrant’s equity securities are defined in the Registrant's Certificate of Incorporation, as amended (incorporated herein by reference to Exhibits 3(i)(a) and 3(i)(b) to the Quarterly Report on Form 10-Q for the quarterly period ended July 26, 1997, Exhibit 4.2(a) to the Registration Statement on Form S-8 (Registration No. 333-62425) previously filed with the SEC), and Exhibit 4.2 to the Registration Statement on Form S-8 (Registration No. 333-74688) previously filed with the SEC).

4.2	By-laws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K dated August 13, 2007).

4.3	Indenture dated as of October 10, 1991 (incorporated herein by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-3 (Registration No. 33-43334) previously filed with the SEC).

4.4	Form of 8½% Debentures due 2022 (incorporated herein by reference to Exhibit 4 to Registrant's Form 8-K dated January 16, 1992).

4.5	Distribution Agreement dated July 13, 1995 and Forms of Fixed Rate and Floating Rate Notes (incorporated herein by reference to Exhibits 1, 4.1, and 4.2, respectively, to Registrant’s Form 8-K dated July 13, 1995).

5	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

15	Letter re unaudited interim financial information.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement.

23.2	Consent of KPMG LLP.

24	Powers of Attorney.